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                                                                    EXHIBIT 23.2


                             MILLER AND LENTS, LTD.

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


Encore Acquisition Company
777 Main Street, Suite 1400
Fort Worth, Texas 76102


         The firm of Miller and Lents, Ltd. hereby consents to the use of its name and to the reference to its revised report regarding the Encore Acquisition Company Proved Reserves and Future Net Revenues as of December 31, 2002, in Form 10-K for the year ended December 31, 2002 filed by Encore Acquisition Company with the Securities and Exchange Commission.


                                            MILLER AND LENTS, LTD.



                                            By: /s/ CARL D. RICHARD
                                                ------------------------

                                                Carl D. Richard
                                                Vice President

Houston, Texas
January 23, 2003